As filed with the Securities and Exchange Commission on June 5, 2018
Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
___________________

Eastman Kodak Company
(Exact name of registrant as specified in its charter)
____________________

New Jersey	16-0417150
(State or Other Jurisdiction of	(IRS Employer
Incorporation or Organization)	Identification Number)

343 State Street
Rochester, New York 14650
(Address of principal executive offices and zip code)
____________________

Eastman Kodak Company 2013 Omnibus Incentive Plan, as amended
(Full title of the plan)
____________________

Sharon E. Underberg
General Counsel, Secretary and Senior Vice President
Eastman Kodak Company
343 State Street
Rochester, New York 14650
(585) 724-4000
(Name, address and telephone number, including area code, of agent for service)
____________________

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☒
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐
			Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share, under the Eastman Kodak Company 2013 Omnibus Incentive Plan, as amended	1,000,000	$5.15	$5,150,000	$641.18

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares of common stock which may be issued pursuant to the terms of the Eastman Kodak Company 2013 Omnibus Incentive Plan, as amended, in order to prevent dilution resulting from adjustments in the event of a stock split, stock dividend, reorganization, recapitalization or similar adjustments of common stock.

(2)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h) of the Securities Act on the basis of the average of the high and low prices of the Registrant’s common stock as reported on the NYSE on June 1, 2018.

STATEMENT PURSUANT TO
GENERAL INSTRUCTION E TO FORM S-8
REGISTRATION OF ADDITIONAL SECURITIES

The purpose of this Registration Statement is to register additional shares for issuance under the Eastman Kodak Company 2013 Omnibus Incentive Plan, as amended. This Registration Statement is submitted in accordance with General Instruction E to Form S-8 regarding registration of additional securities, and pursuant to such instruction, the contents of the registration statement on Form S-8 (Registration No. 333-190957), filed with the Securities and Exchange Commission on September 3, 2013, are incorporated herein by reference, except for Part II, Item 3 – Incorporation of Documents by Reference, Item 5–Interests of Named Experts and Counsel and Item 8 – Exhibits.

PART II

Item 3. Incorporation of Documents by Reference.

The following documents filed by Eastman Kodak Company (the “Company”) with the Securities and Exchange Commission (the “Commission”) are incorporated by reference herein (except for portions thereof furnished or otherwise not filed with the Commission, which are deemed not to be incorporated by reference into this Registration Statement):

(a)	The Company’s Annual Report on Form 10-K for the year ended December 31, 2017 filed on March 15, 2018;
(b)	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2018, filed on May 10, 2018;
(c)	The Company’s Current Reports on Form 8-K filed on March 15, 2018, April 9, 2018, May 9, 2018 and May 24, 2018; and
(d)

The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A filed on September 3, 2013, including the description of the Company’s Common Stock contained in the Company’s Registration Statement on Form S-8 filed on September 3, 2013 and incorporated by reference therein, and any amendments or reports filed for the purpose of updating that description.

All documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) subsequent to the effective date of this Registration Statement (except for the portions thereof furnished or otherwise not filed with the Commission which are deemed not to be incorporated by reference into this Registration Statement), but prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or de-registering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement.

Item 5. Interests of Named Experts and Counsel.

The legality of securities being offered hereby will be passed upon by Sharon E. Underberg, General Counsel, Secretary and Senior Vice President of the Company. Ms. Underberg is eligible to participate in the Eastman Kodak Company 2013 Omnibus Incentive Plan, as amended (the “Plan”), and pursuant to Ms. Underberg’s employment agreement, the Company is obligated to make annual equity award grants to her pursuant to the Plan.

Item 8. Exhibits.

Exhibit
No.	Description
4.1	Second Amended and Restated Certificate of Incorporation of Eastman Kodak Company (Incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form S-8 as filed on September 3, 2013).

4.2	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of Eastman Kodak Company (Incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K as filed on November 16, 2016).

4.3	Fourth Amended and Restated By-laws of Eastman Kodak Company (Incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K as filed on May 25, 2017).
4.4	Registration Rights Agreement between Eastman Kodak Company and certain stockholders listed on Schedule 1 thereto, dated September 3, 2013 (Incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form 8-A as filed on September 3, 2013).

4.5	Warrant Agreement between Eastman Kodak Company and ComputerShare Trust Company, N.A. and ComputerShare Inc. as Warrant Agent, dated September 3, 2013 (Incorporated by reference to Exhibit 4.2 of the Company’s Registration Statement on Form 8-A as filed on September 3, 2013).

4.6	Registration Rights Agreement by and among Eastman Kodak Company, Southeastern Asset Management, Inc., Longleaf Partners Small-Cap Fund, C2W Partners Master Fund Limited and Deseret Mutual Pension Trust, dated November 15, 2016 (Incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K as filed on November 16, 2016).

4.7	Shareholder Agreement, dated as of April 17, 2017, by and among Eastman Kodak Company, Longleaf Partners Small-Cap Fund, C2W Partners Master Fund Limited, Deseret Mutual Pension Trust and Southeastern Asset Management, Inc. (Incorporated by reference to Exhibit 4.6 of the Company’s Amendment No. 2 to Registration Statement on Form S-3 as filed on May 5, 2017).

4.8	Eastman Kodak Company 2013 Omnibus Incentive Plan (Incorporated by reference to Exhibit 4.4 of the Company’s Registration Statement on Form S-8 as filed on September 3, 2013).

4.9	First Amendment to Eastman Kodak Company 2013 Omnibus Incentive Plan (Incorporated by reference to Exhibit 99.1 of the Company’s Current Report on Form 8-K as filed on May 24, 2018).

5.1*	Opinion of Sharon E. Underberg.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of Sharon E. Underberg (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page of this Registration Statement).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on June 5, 2018.

Eastman Kodak Company

By:	/s/ Sharon E. Underberg
	Name:	Sharon E. Underberg
	Title:	General Counsel, Secretary
and Senior Vice President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Sharon E. Underberg his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and any and all amendments (including post-effective amendments) to this registration statement and to any registration statement filed pursuant to Rule 462(b), and to file same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey J. Clarke	Chief Executive Officer and Director	June 5, 2018
Jeffrey J. Clarke	(Principal Executive Officer)

/s/ David E. Bullwinkle	Chief Financial Officer	June 5, 2018
David E. Bullwinkle	(Principal Financial Officer)

/s/ Eric H. Samuels	Chief Accounting Officer and	June 5, 2018
Eric H. Samuels	Controller
(Principal Accounting Officer)

/s/ Richard Todd Bradley	Director	June 5, 2018
Richard Todd Bradley

/s/ Mark S. Burgess	Director	June 5, 2018
Mark S. Burgess

/s/ James V. Continenza	Director	June 5, 2018
James V. Continenza

/s/ Matthew A. Doheny	Director	June 5, 2018
Matthew A. Doheny

/s/ Jeffrey D. Engelberg	Director	June 5, 2018
Jeffrey D. Engelberg

/s/ George Karfunkel	Director	June 5, 2018
George Karfunkel

/s/ Jason New	Director	June 5, 2018
Jason New

/s/ William G. Parrett	Director	June 5, 2018
William G. Parrett